As filed with the Securities and Exchange Commission on June 11, 2024
Registration No. 333 –

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
____________________

KARTOON STUDIOS, INC.
(Exact name of registrant as specified in its charter)
____________________

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

190 N. Canon Drive, 4th FL Beverly Hills, CA 90210 (310) 273-4222
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________

Kartoon Studios, Inc. 2020 Incentive Plan amended and restated March 21, 2024
(Full title of the plan)
____________________

Andy Heyward Chief Executive Officer Kartoon Studios, Inc. 190 N. Canon Drive, 4th FL Beverly Hills, CA 90210 (310) 273-4222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

Mark Pedretti, Esq.
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
(212) 521-5400

Jeffrey G. Aromatorio, Esq.
Reed Smith LLP
Reed Smith Centre, 225 Fifth Avenue
Pittsburgh, PA 15222
(412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒	Smaller reporting company	☒
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC” or the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock, par value $0.001 per share (“Common Stock”), of Kartoon Studios, Inc. (the “Registrant”), pursuant to the Kartoon Studios, Inc. 2020 Incentive Plan, amended and restated March 21, 2024 (the “Plan”). The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 9, 2024;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

(c)	The Registrant’s Current Reports on Form 8-K or 8-K/A as filed with the SEC during 2024 on each of January 30, February 13, February 13, April 9, April 19, April 24, May 15, and May 29 (other than any portions thereof deemed furnished and not filed); and

(d)
The description of the Registrant’s capital stock filed as Exhibit 4.13 in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statues (the “NRS”). The NRS provide that:
•a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.
The NRS provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•by our stockholders;

•by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•by court order.
Our existing Bylaws provide that our Company shall indemnify each director or officer of our Company, against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding finding damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (i) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement and is incorporated herein by reference.

Item 9.	Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Kartoon Studios, Inc.

INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2021)
4.2
Certificate of Change to the Articles of Incorporation of the Registrant, filed with the Secretary of State of the State of Nevada on February 9, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 10, 2023)

4.3	Articles of Merger of Kartoon Studios, Inc. into the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 27, 2023)
4.4
Certificate of Change to the Articles of Incorporation of the Registrant, filed with the Secretary of State of the State of Nevada on November 9, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 14, 2023)

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.6 to the Registrant’s Form S-3, filed with the SEC on July 26, 2023)
4.6	First Amendment to the Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on September 25, 2023)
4.7	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on May 4, 2011)
5.1*	Opinion of Flangas Law Group
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of Baker Tilly US, LLP
23.3*	Consent of Flangas Law Group (Included in Exhibit 5.1)
24.1*	Powers of Attorney (incorporated by reference to the signature page hereto)
99.1*	Kartoon Studios, Inc. 2020 Incentive Plan, amended and restated March 21, 2024
107*	Filing Fee Table
_______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on June 7, 2024.

KARTOON STUDIOS, INC.

By:	/s/ Andy Heyward
Name: Andy Heyward
Chairman and Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andy Heyward and Michael Jaffa, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstituting in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Kartoon Studios, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	June 7, 2024
Andy Heyward	(Principal Executive Officer)

/s/ Brian Parisi	Chief Financial Officer	June 7, 2024
Brian Parisi	(Principal Financial and Accounting Officer)

/s/ Joseph "Gray" Davis	Director	June 7, 2024
Joseph “Gray” Davis

/s/ Anthony Thomopoulos	Director	June 7, 2024
Anthony Thomopoulos

/s/ Margaret Loesch	Director	June 7, 2024
Margaret Loesch

/s/ Lynne Segall	Director	June 7, 2024
Lynne Segall

/s/ Cynthia Turner-Graham	Director	June 7, 2024
Cynthia Turner-Graham

/s/ Stefan Piech	Director	June 7, 2024
Stefan Piech

/s/ Henry Sicignano III	Director	June 7, 2024
Henry Sicignano III